Exhibit 99.1

KIRKLAND’S HOME REPORTS FOURTH QUARTER AND FISCAL YEAR 2023 RESULTS

NASHVILLE, Tenn. (March 21, 2024) — Kirkland’s, Inc. (Nasdaq: KIRK) (“Kirkland’s Home” or the “Company”), a specialty retailer of home décor and furnishings, announced financial results for the 14-week and 53-week periods ended February 3, 2024.

Fourth Quarter 2023 Summary

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Net sales were $165.9 million, with comparable sales on a 13-week comparison increasing 1.7%.
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Gross profit margin of 32.0%.
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Operating income of $10.7 million, a $13.9 million improvement quarter-over-quarter.
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Operating cash flow of $28.2 million.
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Adjusted EBITDA of $14.2 million.
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Closed 9 stores during the period.
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Ended the year with a cash balance of $3.8 million and $34.0 million in outstanding debt.

Fiscal Year 2023 Summary

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Net sales were $468.7 million, with comparable sales on a 52-week comparison decreasing 4.8%.
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Gross profit margin of 27.1%.
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Operating loss of $24.4 million, an $18.3 million improvement year-over-year.
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Adjusted EBITDA of $(8.4) million.
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Closed 16 stores and relocated one store to end the year with 330 stores.

Management Commentary

“Fiscal 2023 was a year of significant change across our entire organization that culminated in a positive holiday sales season and healthy momentum to build off of going into 2024,” said Amy Sullivan, CEO of Kirkland’s Home. “The fourth quarter marked our first full quarter of capitalizing on the strategic repositioning initiatives we’ve implemented, which generated positive comparable sales results, strong gross margins, and healthy operating cash flow. Although we remain in the early stages of our strategic repositioning, we are pleased with the results we were able to generate to close out the year.

“As we move into fiscal 2024, we will continue prioritizing targeted engagement with our customer base and have been pleased with the in-store traffic levels we’ve sustained to start the year. Consumers remain highly price sensitive, and while we continue to see dampened demand for larger ticket items, the demand for seasonally relevant décor and accessories remains high, which is more than offsetting the lower average ticket trends we’re experiencing thus far. E-commerce traffic has been challenging in comparison to stores to start the year, and we are adjusting our promotional and marketing plans as well as making technical enhancements to support profitable sales growth online. We remain vigilant in managing our expenses, both operating and capital, as top line and margin improvements continue to take hold.

“Overall, we are pleased with the direction Kirkland’s Home is headed, and we believe there are opportunities for us to capitalize on and return to profitable growth. With additional capital to improve our liquidity position, a strategy that is generating positive momentum, and a nimble team in place focused on operational excellence, we believe we are well positioned heading into fiscal 2024 and beyond. We remain committed to achieving our long-term strategic goals and unlocking the true potential of Kirkland’s Home.”

Fourth Quarter 2023 Financial Results

Net sales in the fourth quarter of 2023 (14 weeks) were $165.9 million, compared to $162.5 million in the prior year quarter (13 weeks). The net sales increase was primarily driven by $6.6 million of net sales for the 53rd week of fiscal 2023 and growth in same-store sales, partially offset by the impact of store closures. On a 13-week comparison, comparable same-store sales increased 1.7%, including a 8.3% decline in e-commerce sales. The increase was primarily driven by an increase in store traffic and conversion, partially offset by a decrease in average ticket.

Gross profit in the fourth quarter of 2023 was $53.0 million, or 32.0% of net sales, compared to $40.3 million, or 24.8% of net sales in the prior year quarter. The improvement as a percentage of net sales was primarily a result of improved merchandise margin, favorable outbound freight costs and favorable distribution center costs.

Operating income in the fourth quarter of 2023 was $10.7 million compared to operating loss of $3.2 million in the prior year quarter. The increase was primarily a result of the aforementioned increase in gross profit and lower operating costs.

EBITDA in the fourth quarter of 2023 was $13.9 million compared to $2.0 million in the prior year quarter. Adjusted EBITDA in the fourth quarter of 2023 was $14.2 million compared to $2.6 million in the prior year quarter.

Net income in the fourth quarter of 2023 was $10.1 million, or earnings of $0.78 per diluted share, compared to a loss of $3.8 million, or a loss of $0.30 per diluted share in the prior year quarter.

At February 3, 2024, the Company had a cash balance of $3.8 million, with $34.0 million of outstanding debt under its $90.0 million senior secured revolving credit facility and no borrowings under its $12.0 million “first-in, last-out” delayed-draw, asset-based term loan. As of March 21, 2024, the Company had $40.0 million of outstanding debt under its senior secured revolving credit facility and $5.0 million in borrowings under its “first-in, last-out” delayed-draw, asset-based term loan.

Fiscal Year 2023 Financial Results

Net sales in 2023 (53 weeks) were $468.7 million, compared to $498.8 million in the prior year (52 weeks). The net sales decrease was primarily driven by a decrease in same-store sales and the impact of store closures, partially offset by net sales of $6.6 million for the 53rd week of fiscal 2023. On a 52-week comparison, comparable same-store sales decreased 4.8%, which included a 9.8% decrease in e-commerce sales. The decrease was primarily driven by a decline in traffic and a decrease in average ticket, partially offset by increased conversion.

Gross profit in 2023 was $127.0 million or 27.1% of net sales, compared to $119.8 million, or 24.0% of net sales, in 2022. The improvement as a percentage of net sales was primarily a result of improved merchandise margin, partially offset by the deleverage of fixed cost components on the lower sales base.

Operating loss in 2023 was $24.4 million compared to operating loss of $42.8 million in 2022, due to the increase in gross profit dollars and lower operating costs, including reduced advertising and corporate compensation and benefits expense.

EBITDA in 2023 was a loss of $10.6 million compared to a loss of $24.2 million in 2022. Adjusted EBITDA in 2023 was a loss of $8.4 million compared to a loss of $21.3 million in 2022.

Net loss in 2023 was $27.8 million, or a loss of $2.16 per diluted share, compared to net loss of $44.7 million, or $3.52 diluted loss per share, in 2022.

Investor Conference Call and Web Simulcast

Kirkland’s Home management will host a conference call to discuss its financial results for the fourth quarter and full year ended February 3, 2024, followed by a question-and-answer period with President and CEO, Amy Sullivan, and EVP and CFO, Mike Madden.

Date: Thursday, March 21, 2024

Time: 9:00 a.m. Eastern Time

Toll-free dial-in number: (855) 560-2577

International dial-in number: (412) 542-4163

Conference ID: 10186597

Please call the conference telephone number 10-15 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.kirklands.com. The online replay will follow shortly after the call and continue for one year.

A telephonic replay of the conference call will be available after the conference call through March 28, 2024.

Toll-free replay number: (877) 344-7529

International replay number: (412) 317-0088

Replay ID: 1935201

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor and furnishings in the United States, currently operating 330 stores in 35 states as well as an e-commerce website, www.kirklands.com, under the Kirkland’s Home brand. The Company provides its customers an engaging shopping experience characterized by a curated, affordable selection of home décor and furnishings along with inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating in-store and online environment provides the Company’s customers with a unique brand experience. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, certain statements in this release, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements deal with potential future circumstances and developments and are, accordingly, forward-looking in nature. You are cautioned that such forward-looking statements, which may be identified by words such as "anticipate," "believe," "expect," "estimate," "intend," "plan," "seek," "may," "could," "strategy," and similar expressions, involve known and unknown risks and uncertainties, many of which are outside of the Company’s control, which may cause the Company's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company's liquidity including cash flows from operations and the amount of borrowings under the secured revolving credit facility, the Company’s actual and anticipated progress towards its short-term and long-term objectives including its brand strategy, the risk that natural disasters, pandemic outbreaks (such as COVID-19), global political events, war and terrorism could impact on the Company’s revenues, inventory and supply chain, the continuing consumer impact of inflation and countermeasures, including raising interest rates, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in the Company's specific market areas, inflation, fluctuations in cost and availability of inventory, increased transportation costs and potential interruptions in supply chain, distribution systems and delivery network, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of the Company's information or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 4, 2023 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	14-Week Period Ended	13-Week Period Ended
	February 3,	January 28,
	2024	2023
Net sales	$165,946	$162,477
Cost of sales	112,919	122,192
Gross profit	53,027	40,285
Operating expenses:
Compensation and benefits	23,055	22,038
Other operating expenses	17,931	18,634
Depreciation (exclusive of depreciation included in cost of sales)	1,051	1,185
Asset impairment	325	1,624
Total operating expenses	42,362	43,481
Operating income (loss)	10,665	(3,196)
Other expense, net	749	409
Income (loss) before income taxes	9,916	(3,605)
Income tax (benefit) expense	(201)	188
Net income (loss)	$10,117	$(3,793)
Earnings (loss) per share:
Basic	$0.78	$(0.30)
Diluted	$0.78	$(0.30)
Weighted average shares outstanding:
Basic	12,924	12,754
Diluted	13,025	12,754

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	53-Week Period Ended	52-Week Period Ended
	February 3,	January 28,
	2024	2023
Net sales	$468,690	$498,825
Cost of sales	341,700	379,036
Gross profit	126,990	119,789
Operating expenses:
Compensation and benefits	82,152	85,231
Other operating expenses	62,863	69,183
Depreciation (exclusive of depreciation included in cost of sales)	4,522	6,055
Asset impairment	1,867	2,071
Total operating expenses	151,404	162,540
Operating loss	(24,414)	(42,751)
Other expense, net	2,818	1,400
Loss before income taxes	(27,232)	(44,151)
Income tax expense	519	543
Net loss	$(27,751)	$(44,694)
Loss per share:
Basic	$(2.16)	$(3.52)
Diluted	$(2.16)	$(3.52)
Weighted average shares outstanding:
Basic	12,871	12,703
Diluted	12,871	12,703

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	February 3,	January 28,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$3,805	$5,171
Inventories, net	74,090	84,071
Prepaid expenses and other current assets	7,614	5,089
Total current assets	85,509	94,331
Property and equipment, net	29,705	38,676
Operating lease right-of-use assets	126,725	134,525
Other assets	8,634	6,714
Total assets	$250,573	$274,246
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,010	$43,739
Accrued expenses	23,163	26,069
Operating lease liabilities	40,018	41,499
Total current liabilities	109,191	111,307
Operating lease liabilities	99,772	114,613
Revolving line of credit	34,000	15,000
Other liabilities	4,486	3,553
Total liabilities	247,449	244,473
Net shareholders’ equity	3,124	29,773
Total liabilities and shareholders’ equity	$250,573	$274,246

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	53-Week Period Ended	52-Week Period Ended
	February 3,	January 28,
	2024	2023
Cash flows from operating activities:
Net loss	$(27,751)	$(44,694)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	11,980	16,522
Amortization of debt issuance costs	124	91
Asset impairment	1,867	2,071
Loss on disposal of property and equipment	9	185
Stock-based compensation expense	1,186	1,961
Changes in assets and liabilities:
Inventories, net	9,981	29,958
Prepaid expenses and other current assets	(2,525)	5,448
Accounts payable	2,186	(18,192)
Accrued expenses	(3,146)	(4,742)
Operating lease assets and liabilities	(8,585)	(6,269)
Other assets and liabilities	198	(490)
Net cash used in operating activities	(14,476)	(18,151)
Cash flows from investing activities:
Proceeds from sale of property and equipment	148	59
Capital expenditures	(4,779)	(8,120)
Net cash used in investing activities	(4,631)	(8,061)
Cash flows from financing activities:
Borrowings on revolving line of credit	64,000	60,000
Repayments on revolving line of credit	(45,000)	(45,000)
Debt issuance costs	(1,175)	—
Cash used in net share settlement of stock options and restricted stock	(84)	(2,383)
Proceeds received from employee stock option exercises	—	16
Repurchase and retirement of common stock	—	(6,253)
Net cash provided by financing activities	17,741	6,380
Cash and cash equivalents:
Net decrease	(1,366)	(19,832)
Beginning of the year	5,171	25,003
End of the year	$3,805	$5,171

Supplemental schedule of non-cash activities:
Non-cash accruals for purchases of property and equipment	$504	$699
Non-cash accruals for debt issuance costs	1,180	—

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA and adjusted operating income (loss). These measures are not in accordance with, and are not intended as alternatives to, GAAP financial measures. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP financial measures, in evaluating the Company’s operational performance.

The Company defines EBITDA as net income or loss before interest and the provision for income tax, which is equivalent to operating income (loss), adjusted for depreciation and asset impairment, adjusted EBITDA as EBITDA with non-GAAP adjustments and adjusted operating income (loss) as adjusted EBITDA including depreciation.

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP financial measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company’s non-GAAP adjustments remove stock based compensation expense, due to the non-cash nature of this expense, and remove severance and lease termination costs, as those expenses can fluctuate based on the needs of the business and do not represent a normal, recurring operating expense.

The following table shows a reconciliation of operating income (loss) to EBITDA, adjusted EBITDA and adjusted operating income (loss) for the 14-week and 53-week period ended February 3, 2024 and the 13-week and 52-week period ended January 28, 2023:

KIRKLAND’S, INC.

UNAUDITED NON-GAAP MEASURE RECONCILIATION

(In thousands, except per share data)

	14-Week Period Ended	13-Week Period Ended	53-Week Period Ended	52-Week Period Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Operating income (loss)	$10,665	$(3,196)	$(24,414)	$(42,751)
Depreciation	2,862	3,597	11,980	16,522
Asset impairment(1)	325	1,624	1,867	2,071
EBITDA	13,852	2,025	(10,567)	(24,158)
Non-GAAP adjustments:
Total adjustments in cost of sales(2)	—	—	—	46
Stock-based compensation expense(3)	295	501	1,186	1,961
Severance charges(4)	38	63	995	839
Total adjustments in operating expenses	333	564	2,181	2,800
Total non-GAAP adjustments	333	564	2,181	2,846
Adjusted EBITDA	14,185	2,589	(8,386)	(21,312)
Depreciation	2,862	3,597	11,980	16,522
Adjusted operating income (loss)	$11,323	$(1,008)	$(20,366)	$(37,834)

(1) Asset impairment charges are related to property and equipment, software costs, cloud computing implementation costs and other assets. Asset impairment was previously shown as a non-GAAP adjustment. The current presentation includes asset impairment as a reconciling item between operating income (loss) and EBITDA. Prior periods have been reclassified to conform to the current period presentation.

(2) Costs associated with asset disposals, closed store and lease termination costs.

(3) Stock-based compensation expense includes amounts amortized to expense related to equity incentive plans.

(4) Severance charges include expenses related to severance agreements and permanent store closure compensation costs.